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                                                                    EXHIBIT 23.3

              INFORMATION REGARDING CONSENT OF ARTHUR ANDERSEN LLP

     Section 11(a) of the Securities Act of 1933, as amended (Securities Act), provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.


     In 2002, Arthur Andersen LLP (Andersen) ceased practicing before the Securities and Exchange Commission (Commission). The consolidated financial statements of the Company as of December 31, 2001 and for the two years ended December 31, 2001 incorporated by reference in this Amendment No. 1 to the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Arthur Andersen LLP has not consented to the inclusion of their report in this Amendment No. 1 to the registration statement, and in reliance upon Rule 437a of the Securities Act, we have not therefore filed their consent. Because Arthur Andersen LLP has not consented to the inclusion of their report in this Amendment No. 1 to the registration statement, it may become more difficult for you to seek remedies against Arthur Andersen LLP in connection with any material misstatement or omission that may be contained in our consolidated financial statements and schedules for such periods. In particular, and without limitation, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omission of a material fact required to be statement in those financial statements.